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AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT

1. CONTRACT ID CODE

PAGE OF PAGES 1 | 1

2. AMENDMENT/MODIFICATION NO. MODIFICATION 0009

3. EFFECTIVE DATE 03-31-2010

4. REQUISITION/PURCHASE REQ. NO.

5. PROJECT NO. (IF APPLICABLE)

6. Issued By Code

AUTOMOTIVE CENTER (FFA)
2200 CRYSTAL PLAZA DR.
WASHINGTON, DC 20406

7. ADMINISTERED BY (If other than Item 6) Code

8. Name and Address of Contractor (No., street, county, State and ZIP Code

CHATTANOOGA AUTO AUCTION, LLC.
2120 STEIN DR
CHATTANOOGA, TN 37421-7219

CODE

FACILITY CODE

(x)

9A. AMENDMENT OF SOLICITATION NO.

9B. DATED (SEE ITEM 11)

X 10A. MODIFICATION OF CONTRACT/ORDER NO. GS-30F-P0034

10B. DATED (SEE ITEM 13) JUN 01, 2004

11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers [ ] is extended [ ] is not extended.

Offer's must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods: (a) By completing Items 8 and 15, and returning ________ copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGEMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA (If required)

13. THIS ITEM APPLIES ONLY TO MODIFICATIONS OF CONTRACTS/ORDERS, IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.

[ ] A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.

[ ] B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF:

[X] C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:
Modifications Clause 552.243-72, Novation & Change-of-Name Agreements FAR 42.12 & Contractors Letter(s) dated

[ ] D. OTHER (Specify type of modification and authority)

E. **IMPORTANT**: Contractor [X] is not, [ ] is required to sign this document and return TWO copies to the issuing office.

14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

The above number contract is modified as follows:

The above numbered contract is modified as follows on page 2.

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A. NAME AND TITLE OF SIGNER (Type or print)
KEITH WHANN, MANAGER DELEGATE

16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print)
LAUREL A. WEISKOPF
CONTRACTING OFFICER

15B. CONTRACTOR/OFFEROR
[signature]
(Signature of person authorized to sign)

15C. DATE SIGNED 4.15.10

16B. UNITED STATES OF AMERICA
BY [signature]
(Signature of Contracting Officer)

16C. DATE SIGNED 4/20/10

NSN 7540-01-152-8070
PREVIOUS EDITION UNUSABLE

30-105

STANDARD FORM 30 (REV. 10-83)
Prescribed by GSA.
FAR (48 CFR) 53.243

The above referenced contract GS-30F-P0034 is hereby under Federal Supply Schedule, covering Auction Sales is hereby modified as follows:

In accordance with the Federal Acquisition Regulation (FAR) 42.12 incorporate the Novation Agreement between Acacia Automotive, Inc. and Chattanooga Auto Auction Limited Liability Company (Transferor), a limited company duly organized and existing under the laws of Ohio with its principal office in Columbus, Ohio; Acacia Chattanooga Vehicle Auction, Inc. dba Chattanooga Auto Auction, Inc.(Transferee), a corporation duly organized and existing under the laws of Tennessee with its principal office in Chattanooga, Tennessee; and the United States of America (Government) enter into this agreement as of December 26, 2009, as further set forth herein.

This modification shall be shown in detail in your supplemental to the GSA's authorized Federal Supply Schedule price list (catalog). All other pricing, discounts, terms and conditions remain unchanged, except as previously modified.

COPY OF NEW NOVATION Agreement. Not yet signed by GSA. 2/26/10 + 3/1/10 [initials]

Novation Agreement

Chattanooga Auto Auction Limited Liability Company (Transferor), a limited liability company duly organized and existing under the laws of Ohio with its principal office in Columbus, Ohio; Acacia Chattanooga Vehicle Auction, Inc. dba Chattanooga Auto Auction, Inc. (Transferee), a corporation duly organized and existing under the laws of Tennessee with its principal office in Chattanooga, Tennessee; and the United States of America (Government) enter into this Agreement effective as of December 26, 2009.

(a) The parties agree to the following facts:

(1) The Government, represented by various Contracting Officers of the General Services Administration, has entered into certain contracts with the Transferor, namely: that certain contract dated January 23, 2004, as amended, with Chattanooga Auto Auction Limited Liability Company, Contract Number GS-30F-J0048. The term "the contracts," as used in this Agreement, means the above contracts and purchase orders and all other contracts and purchase orders, including all modifications, made between the Government and the Transferor before the effective date of this Agreement (whether or not performance and payment have been completed and releases executed if the Government or the Transferor has any remaining rights, duties, or obligations under these contracts and purchase orders). Included in the term "the contracts" are also all modifications made under the terms and conditions of these contracts and purchase orders between the Government and the Transferee, on or after the effective date of this Agreement.

(2) As of December 26, 2009, the Transferor has transferred to the Transferee certain assets of the Transferor related to the Transferor's auto auction business by virtue of an Asset Purchase Agreement between the Transferor and the Transferee executed as of August 31, 2009 and amended as of December 10, 2009. Such assets represent the entire portion of the assets involved in performing the contracts.

(3) The Transferee has acquired such assets of the Transferor by virtue of the above transfer and is leasing the related real estate and improvements thereon, which real estate is leased to Transferee by Auction Venture Limited Liability Company under a separate Lease Agreement.

(4) The Transferee has assumed all obligations and liabilities of the Transferor under the contracts by virtue of the above transfer.

(5) The Transferee represents that it is in a position to fully perform all obligations that may exist under the contracts.

(6) It is consistent with the Government's interest to recognize the

Transferee as the successor of the Transferor with respect to the contracts.

(7) Transferee represents that it has filed with the Government evidence of the above transfer.

(8) A certificate dated November 30, 2009, issued by the Secretary of State of Tennessee is attached hereto, to the effect that Transferee has formed a new corporation, that the name of the corporation is Acacia Chattanooga Vehicle Auction, Inc., and that as of November 30, 2009, the corporation is in good standing.

(b) In consideration of these facts, the parties agree that by this Agreement—

(1) The Transferor confirms the transfer to the Transferee, and waives any claims and rights against the Government that it now has or may have in the future in connection with the contracts.

(2) The Transferee agrees to be bound by and to perform each contract in accordance with the conditions contained in the contracts. The Transferee also assumes all obligations and liabilities of, and all claims against, the Transferor under the contracts as if the Transferee were the original party to the contracts.

(3) The Transferee ratifies all previous actions taken by the Transferor with respect to the contracts, with the same force and effect as if the action had been taken by the Transferee.

(4) The Government recognizes the Transferee as the Transferor's successor in interest in and to the contracts. The Transferee by this Agreement becomes entitled to all rights, titles, and interests of the Transferor in and to the contracts as if the Transferee were the original party to the contracts. Following the effective date of this Agreement, the term "Contractor," as used in the contracts, shall refer to the Transferee.

(5) Except as expressly provided in this Agreement, nothing in it shall be construed as a waiver of any rights of the Government against the Transferor.

(6) All payments and reimbursements previously made by the Government to the Transferor, and all other previous actions taken by the Government under the contracts, shall be considered to have discharged those parts of the Government's obligations under the contracts. All payments and reimbursements made by the Government after the date of this Agreement in the name of or to the Transferor shall have the same force and effect as if made to the Transferee, and shall constitute a complete discharge of the Government's obligations under the contracts, to the extent of the amounts paid or reimbursed.

(7) The Transferor and the Transferee agree that the Government is not obligated to pay or reimburse either of them for, or otherwise give effect to, any costs, taxes, or other expenses, or any related increases, directly or indirectly arising out of or resulting from the transfer or this Agreement, other than those that the Government in the absence of this transfer or Agreement would have been

obligated to pay or reimburse under the terms of the contracts.

(8) The Transferor guarantees payment of all liabilities and the performance of all obligations that the Transferee- (i) Assumes under this Agreement; or (ii) May undertake in the future should these contracts be modified under their terms and conditions. The Transferor waives notice of, and consents to, any such future modification.

(9) The contracts shall remain in full force and effect, except as modified by this Agreement. Each party has executed this Agreement as of the day and year first above written.

United States of America,

By ______________________________

Title ______________________________

Chattanooga Auto Auction Limited Liability Company,

By ______________________________

Title MANAGER DELEGATE

Acacia Chattanooga Vehicle Auction, Inc. dba Chattanooga Auto Auction, Inc.,

By Steven L. Sample

Title CEO

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STATE OF OHIO :
: SS
COUNTY OF FRANKLIN :

The foregoing instrument was acknowledged before me this 26 day of February, 2010, by Keith E. Whann, Vice President of Chattanooga Auto Auction Limited Liability Company, an Ohio limited liability company, for and on behalf of said company.

Notary Public

My Commission Expires:

A. MATTLIN
Notary Public, State of Ohio
My Commission Expires 04-10-11

STATE OF Nevada :
: SS
COUNTY OF Washoe :

March The foregoing instrument was acknowledged before me this 1 day of ~~February~~, 2010, by Steven L. Sample, Chief Executive Officer of Acacia Chattanooga Vehicle Auction, Inc. dba Chattanooga Auto Auction, Inc., a Tennessee corporation, for and on behalf of said corporation.

CESAR A. LIZARRAGA
NOTARY PUBLIC - STATE OF NEVADA
COUNTY OF WASHOE
APPT. No. 02-72411-2
MY APPT. EXPIRES SEPTEMBER 13, 2013

Notary Public

My Commission Expires: 9-13-13

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